EXHIBIT 99.1

EVIDENCE OF SIGNATURE AUTHORITY

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.002.061-2
				from:	1
CHE-103.867.266	Limited or Corporation	01.03.1996		on:

All entries

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1	2	~~(Novartis SA) (Novartis Ltd)~~
2		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel	6
All entries
In	Mo	Ca	Personal Data	Function	Signature
13			Rupprecht, Peter, von Basel, in Aesch BL, in Reinach BL		joint signature at two

CHE-103.867.266			Novartis AG		Basel	7
All entries
In	Mo	Ca	Personal Data	Function	Signature
	51		Heynen, Bruno, von Bellach und Ausserberg, in Solothum		joint signature at two